Exhibit 4.3

WHITEGLOVE HOUSE CALL HEALTH, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE

AGREEMENT

THIS THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made as of March 2, 2011 by and among Whiteglove House Call Health, Inc., a Texas corporation (the “Company”), the persons listed on Schedule I hereto (each, an “Investor” and collectively, the “Investors”) and the persons listed on Schedule II hereto (each, a “Common Shareholder” and collectively, the “Common Shareholders”). The Investors and Common Shareholders are sometimes referred to herein individually as a “Shareholder” and collectively as the “Shareholders.”

RECITALS:

WHEREAS, the Company and certain of the Investors are parties to the Series D Preferred Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among the Company and the Investors listed on Schedule I thereto, pursuant to which such Investors are purchasing shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”, and together with the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), Series A-l Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Convertible Preferred Stock”, and collectively with the Series A Convertible Preferred Stock, the “Series A Preferred Stock”), Series B-l Convertible Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock”), and Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), the “Preferred Stock”);

WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of securities of the Company (collectively, the “Securities”) that the Shareholders currently own or may hereafter acquire, and to provide for certain rights and obligations in respect thereto as hereinafter provided; and

WHEREAS, the execution and delivery of this Agreement by the Company, the Investors and Common Shareholders is a condition to the closing of the issuance, sale and purchase of the Series D Preferred Stock pursuant to the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Transfer Restrictions.

(a) Restriction on Transfer. During the term of this Agreement, all of the Securities now owned or hereafter acquired by each Shareholder shall be subject to the terms and conditions of this Agreement. No transfer, whether voluntary or involuntary, of the Securities shall be valid unless it is made pursuant to the terms and conditions of this Agreement.

1

(b) Unvested Shares. Notwithstanding anything to the contrary contained herein, a Shareholder shall not be permitted to transfer any Securities until such time as (i) the vesting restrictions with respect to such Securities have lapsed and (ii) the Company’s and the Investors’ right of repurchase with respect to such Securities has terminated.

(c) Permitted Transactions. Notwithstanding the foregoing, the rights of first refusal of the Company and the Investors, as set forth below in Section 2, and the co-sale right of the Investors, as set forth below in Section 3, shall not apply to (i) repurchases of Securities of a Common Shareholder pursuant to any restricted stock purchase agreement or similar agreement between the Common Shareholder and the Company that provides the Company with the right to repurchase such Securities; (ii) any transfer of Securities by a Shareholder to any such Shareholder’s spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) (collectively, “Immediate Family”); (iii) any transfer of Securities by a Shareholder that is a partnership to any such Shareholder’s partners or retired partners (collectively, “Partners”); (iv) any transfer of Securities by a Shareholder that is a limited liability company to any such Shareholder’s members (collectively, “Members”); (v) any transfer of Securities by a Shareholder to a trust, partnership, corporation, limited liability company or other similar entity owned exclusively by such Shareholder and/or such Shareholder’s Immediate Family, Partners or Members for the benefit of such Shareholder or such Shareholder’s Immediate Family, Partners or Members; (vi) any transfer of Securities by a Shareholder, or upon a Shareholder’s death to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Shareholder; (vii) any transfer of Securities by a Shareholder to any person who controls, is controlled by or is under common control (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) with such Shareholder; or (viii) any transfer of Securities by a Shareholder pursuant to a bona fide loan transaction which creates a mere security interest in the Securities; (ix) any redemption of the Series C Preferred Stock or Series D Preferred Stock Pursuant to Article IV, Section (B)(3) of the Seventh Amended and Restated Certificate of Formation of the Company (the “Restated Certificate”); provided, however, that in each of clauses (ii) through (ix), each transferee, donee, heir or distributee shall, as a condition precedent to such transfer, become a party to this Agreement by executing an Adoption Agreement substantially in the form attached as Exhibit A and shall have all of the rights and obligations of a Shareholder hereunder, and all interests in any trust, partnership, corporation, limited liability company or other similar entity to which any Securities are transferred shall themselves be deemed Securities and shall be subject to all of the provisions hereof. Such transferred Securities shall remain “Securities” hereunder, and such transferee shall be treated as a “Shareholder” for the purposes of this Agreement.

(d) Company Repurchase or Public Offering. The provisions of this Agreement shall not apply to the sale of any Securities (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act or (ii) to the Company other than pursuant to the operation of Section 2 below.

2

2. Right of First Refusal.

(a) Grant. Subject to the terms hereof, the Company and, to the extent such right is waived by the Company, the Investors are each hereby granted a right of first refusal with respect to any proposed disposition of any Securities held by the Shareholders (except for a permitted transferee of the Stock under Section l(c) hereof), in the following order of priority:

(i) The Company shall have the first right to purchase any Securities proposed to be transferred to a third-party by a Shareholder; and

(ii) In the event the Company elects not to exercise its first refusal rights with respect to all or any portion of such proposed transfer, the Company agrees to waive such rights with respect to such portion in favor of the Investors’ right of first refusal and co-sale right under this Agreement.

(b) Notice of Intended Disposition. In the event a Shareholder desires to sell or otherwise transfer any or all of the Securities held by such Shareholder other than a permitted transfer pursuant to Section l(c) (in such capacity such Shareholder shall hereafter be called a “Selling Shareholder” and the shares proposed to be sold or transferred to be hereafter called the “Target Shares”), the Selling Shareholder shall promptly deliver to the Company and the Investors written notice of the intended disposition (“Disposition Notice”). Each Disposition Notice shall certify that the Selling Shareholder has received a firm offer from the prospective unaffiliated third party and shall contain all material terms of the proposed transfer, including, without limitation, a copy of the written offer received, the name and address of the prospective purchaser (or transferee), the purchase price and terms of payment, the date and place of the proposed transfer, and the number and description of Securities proposed to be transferred by the Selling Shareholder.

(c) Exercise of Right by Company. The Company shall, for a period of fifteen (15) days following receipt of the Disposition Notice, have the right to repurchase all or any portion of the Target Shares upon the same terms and conditions specified in the Disposition Notice, subject to the following conditions. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to the Selling Shareholder and the Investors prior to the expiration of the fifteen (15) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company shall effect the repurchase of such Target Shares, including payment of the purchase price, no later than the later of (i) thirty (30) days after the date of the Disposition Notice is given or (ii) the date contemplated in the Disposition Notice for the closing with the prospective third party transferee(s). At such time, the Selling Shareholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, the Company shall notify the Investors of its intent to repurchase only a portion of the Target Shares within the fifteen (15) day exercise period above defined. The Company’s repurchase of such Target Shares shall be consummated at the time of the Investors’ exercise of its purchase rights in accordance with Section 2(e) herein. In the event the Investors do not elect to purchase any of the remaining Target Shares, the Company’s repurchase of that portion of the Target Shares that the Company desires to repurchase shall be consummated not more than thirty (30) days after the date of expiration of the Investors’ first refusal right.

3

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property or evidence of indebtedness. If the Selling Shareholder and the Company cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing mutually selected by the Selling Shareholder and the Company or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Shareholder and the Company. The closing shall then be held on the later of (i) thirty (30) days following the delivery of the Exercise Notice or (ii) thirty (30) days after such valuation shall have been determined.

(d) Deemed Non-Exercise of Right. In the event the Exercise Notice is not given by the Company to the Selling Shareholder and the Investors within fifteen (15) days following the date of the Company’s receipt of the Disposition Notice, the Company shall be deemed to have waived its right of first refusal with respect to such proposed disposition.

(e) Exercise of Right by the Investors. Subject to the rights of the Company, the Investors shall, for a period ending on the earlier of (i) thirty (30) days from receipt of the Disposition Notice or (ii) fifteen (15) days from receipt of written notice of the Company’s election either to waive its right of first refusal or to repurchase only a portion of the Target Shares, have the right to purchase up to that number of Target Shares equal to the product of (A) the number of remaining Target Shares multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Investor (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock held by such Investor) and the denominator of which shall be the number of shares of Common Stock owned by all of the Investors (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) (the “Proportionate Share”). Each Investor shall deliver to the Selling Shareholder a written notice stating whether it elects to exercise its option under this Section 2(e) and the maximum number of shares (up to such Investor’s Proportionate Share) that it is willing to purchase. If any Investor does not elect to purchase its full Proportionate Share, the Proposed Seller shall promptly deliver another written notice to each other Investor that has elected to purchase its full Proportionate Share (each, a “Fully Exercising Investor” and collectively, the “Fully Exercising Investors”) stating the number of unpurchased Target Shares. Each Fully Exercising Investor shall be entitled, by delivering written notice to the Selling Shareholder within five (5) calendar days following delivery of such notice to such Fully Exercising Investor, to purchase up to all of the remaining Target Shares. In the event of an oversubscription for the unpurchased Target Shares, the oversubscribed amount shall be allocated among such Fully Exercising Investors on a pro rata basis based on the number of shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) owned by each of them. The delivery of the notice of election under this Section 2(e) shall constitute an irrevocable commitment to purchase such Target Shares, subject only to such conditions as were contained in the Disposition Notice. The closing of the sale of Target Shares to any exercising Investors shall occur no later than the later of (i) forty-five (45) days after the Disposition Notice is given or (ii) the date contemplated in the Disposition Notice for the closing with the prospective third party transferee(s). At such closing, the Selling Shareholder shall deliver a certificate or certificates representing the Target Shares, properly endorsed for transfer, and the exercising Investors shall deliver payment of the purchase price therefor.

4

(f) Non-Exercise of Right. Subject to the Investors’ co-sale rights described in Section 3 below, in the event the Exercise Notice with respect to any portion of the Target Shares is not given to the Selling Shareholder within forty-five (45) days following the date of the Company’s and the Investors’ receipt of the Disposition Notice, the Selling Shareholder shall have a period of thirty (30) days thereafter in which to sell the portion of the Target Shares that neither the Company nor the Investors have elected to purchase, upon terms and conditions (including the purchase price) no more favorable to the third-party transferee than those specified in the Disposition Notice. In the event the Selling Shareholder does not notify the Investors or consummate the sale or disposition of the Target Shares within the forty-five (45) day period, the Target Shares shall once again be subject to the right of first refusal and co-sale provided herein. Any attempt by the Selling Shareholder to transfer Target Shares in violation of this Agreement shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as a shareholder.

3. Co-Sale Rights.

(a) Notice of Offer. The provisions of Section 2(b) requiring the Selling Shareholder to give notice of any intended transfer of the Securities are incorporated in this Section 3.

(b) Grant of Co-Sale Rights.

(i) If any such proposed disposition of Target Shares which is subject to Section 2 is being made by a Selling Shareholder, all Investors (other than any Investor exercising its rights of first refusal with respect to such disposition) shall have the right, exercisable upon written notice to the Selling Shareholder within thirty (30) days after receipt of the Disposition Notice, to participate in such sale of the Target Shares on the same terms and conditions as those set forth in the Disposition Notice. To the extent the Investors exercise such right of participation, the number of shares of Target Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The right of participation of the Investors shall be subject to the terms and conditions set forth in this Section 3.

(ii) With regard to sales of Target Shares that are:

(A) Common Stock, each Investor (other than any Investor exercising its rights of first refusal with respect to the applicable disposition) may sell all or any part of a number of shares of the capital stock of the Company held by such Investor equal to the product obtained by multiplying (i) the aggregate number of Target Shares covered by the Disposition Notice that none of the Investors have elected to purchase pursuant to Section 2 by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by such Investor (assuming conversion of all securities then outstanding that are convertible into Common Stock held by such Investor) and the denominator of which is the combined number of shares of Common Stock of the Company at the time deemed owned by the Selling Shareholder and all of the Investors that desire to exercise their rights of co-sale (assuming the conversion of all outstanding shares of Preferred Stock).

5

(B) Of a particular series of Preferred Stock, each Investor (other than any Investor exercising its rights of first refusal with respect to the applicable disposition) may sell all or any part of a number of shares of such series of Preferred Stock or shares of any series of Preferred Stock senior to or pari passu with the Target Shares based on a last in, first out basis, determined by the date on which such series of Preferred Stock was issued (e.g. shares of Series D Preferred Stock are senior to shares of Series C Preferred Stock), (collectively, the “Permitted Preferred Co-Sale Shares”), held by such Investor equal to the product obtained by multiplying (i) the aggregate number of Target Shares comprised of such series of Preferred Stock covered by the Disposition Notice that none of the Investors have elected to purchase pursuant to Section 2 by (ii) a fraction, the numerator of which is the number of shares of such series of Preferred Stock then outstanding and the denominator of which is the combined number of shares of Permitted Preferred Co-Sale Shares at the time deemed owned by the Selling Shareholder and all of the Investors that desire to exercise their rights of co-sale with regard to such series of Preferred Stock.

(iii) Each Investor may effect its participation in the sale of Common Stock by delivering to the Selling Shareholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

(A) the number of shares of Common Stock that it elects to sell pursuant to this Section 3(b); or

(B) that number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that it has elected to sell pursuant to this Section 3(b); provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, such Investor may convert and deliver Common Stock as provided in subsection (i) above.

(iv) Each Investor may effect its participation in the sale of Preferred Stock by delivering to the Selling Shareholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Permitted Preferred Co-Sale Shares that it elects to sell pursuant to this Section 3(b).

(c) Payment of Proceeds. The stock certificates that the Investors deliver to the Selling Shareholder pursuant to Section 3(b) shall be transferred by the Selling Shareholder to the purchaser in consummation of the sale of the Common Stock or Preferred Stock pursuant to the terms and conditions specified in the notice to the Investors pursuant to Section 3(a), and the Selling Shareholder shall promptly thereafter remit to the Investors that portion of the sale proceeds to which the Investors are entitled by reason of their participation in such sale. To the extent that any prospective purchaser or purchasers refuses to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell

6

to such prospective purchaser or purchasers any Securities unless and until, simultaneously with such sale, the Selling Shareholder purchases such shares or other securities from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Disposition Notice.

(d) Non-exercise. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Common Stock or Preferred Stock made by the Selling Shareholder shall not adversely affect their rights to participate in subsequent Common Stock or Preferred Stock sales by any Selling Shareholder.

4. Drag-Along Rights.

(a) Drag-Along Rights. If the holders of at least 65% of the outstanding shares of the Company’s capital stock (the “Selling Holders”) and the Company’s Board of Directors, shall approve the sale of all or substantially all the assets or outstanding stock of the Company (whether structured as a merger, amalgamation, reorganization or otherwise), or any other transaction in which control of the Company is transferred, in one or a series of bona fide arm’s length transactions (the “Sale”) to a third party (the “Buyer”), then such Selling Holders may require the Company to provide written notice of such approval (the “Drag-Along Notice”) to Other Shareholders (as defined below), which shall be prepared in accordance with Section 4(c). The Sale must provide that holders of the Company’s capital stock shall receive the same type and amount of consideration per share as is received by the other holders of the same series or class of capital stock; provided, however, if the consideration to be paid in connection with the Sale includes any securities and due receipt thereof by a Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the capital stock which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board of Directors) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the capital stock. Upon the delivery of such Drag-Along Notice, each Selling Holder and Other Shareholder shall be obligated to and shall: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Buyer all of its shares of capital stock of the Company in the Sale at the closing thereof, including any shares issued or issuable upon the exercise or conversion of any warrants, options, convertible securities or other rights to acquire any shares in the capital stock of the Company (the “Convertible Securities”) (and deliver certificates for such issued shares at the closing, free and dear of all liens and encumbrances); (b) if shareholder approval of the Sale is required, vote all of its shares of capital stock of the Company, or provide an irrevocable proxy to vote its shares, in favor thereof; and (c) not exercise any appraisal or dissenters’ rights to which such Other Shareholder or Selling Holder may be entitled. For purposes of this Agreement, the term “Other Shareholder” refers to any Shareholder that is not a Selling Holder.

7

(b) Drag-Along Notices. Each Drag-Along Notice required to be prepared by Section 4(a) shall include reasonable details of the respective Sale including, but not limited to, the following:

(i) the proposed time and place of the closing of the Sale;

(ii) the terms and conditions of the Sale including (i) the purchase price and terms of payment for the Selling Holders’ shares and (ii) the identity, beneficial ownership, address and telephone number of the Buyer having made the bona fide offer;

(iii) the number and class of capital stock of the Company held by the Buyer and its affiliates (if any), and details of any previous transactions under which the Buyer or any of its affiliates purchased capital stock of the Company from other Company shareholders;

(iv) the number and class of the Selling Holders’ shares; and

(v) a statement of intention to effect such a Sale, and that each of the Other Shareholders shall be entitled to sell any or all of their shares of capital stock of any class (assuming convertible securities are fully exercised, as appropriate, prior to the consummation of the Sale) to the Buyer in conjunction with the closing of the Sale.

(c) Conditions of Obligations of Shareholders. The obligations of the Shareholders pursuant to this Section 4 are subject to the satisfaction of the following conditions:

(i) Upon the consummation of a Sale (or as promptly as practicable in the case of certain options to purchase stock), the aggregate consideration received by the Shareholders shall be at least the same proportion of the aggregate consideration (excluding salaries, bonuses and other compensation payable to employees of the Company) from such Sale that the Shareholders would have received if such aggregate consideration had been distributed by the Company in connection with a Liquidation Event pursuant to the rights and preferences set forth in the Restated Certificate as in effect immediately prior to such Sale (giving effect to applicable orders of priority and the exercise price of all warrants and options);

(ii) If other holders of the class or classes of capital stock held by the Shareholders are given an option as to the form or amount of consideration to be received by such holders with respect to the class or classes of securities of the Company, all Shareholders will be given the same option with respect to such class or classes of securities;

(iii) The Shareholders shall not be obligated to make any out-of-pocket expenditures prior to the consummation of the Sale (costs incurred by or on behalf of a Shareholder for his sole benefit will not be considered an expenditure for purposes of this sentence) unless all stockholders are similarly responsible for their pro rata portion of such expenses; and

(iv) In the event that the Shareholders are required to provide any representations or indemnities in connection with the Sale (other than representations and indemnities concerning each Shareholder’s valid ownership of his shares of capital stock, free

8

and clear of all liens, claims and encumbrances (other than those arising under applicable securities laws), and each Shareholder’s power, authority, and right to enter into and consummate such purchase, merger or similar agreement, in each case without violating any other agreement), then the Shareholders shall not be liable for more than their pro rata share (based upon the amount of consideration receivable) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by the Shareholders for their shares of capital stock or options (including the exercise price thereof).

5. Prohibited Transfers.

(a) Grant. In the event the Selling Shareholder should sell or otherwise transfer any Securities of the Company in contravention of (i) the first refusal rights of the Company and the Investors, as set forth above in Section 2, or (ii) the co-sale right of the Investors, as set forth above in Section 3 (each, a “Prohibited Transfer”), the Investors shall have the put option provided in Section 5(b) with respect to the co-sale right and the option provided in Section 5(c) with respect to the first refusal rights.

(b) Put Option. In the event of a Prohibited Transfer involving the co-sale right, the Investors shall have the option to sell to the Selling Shareholder a number of shares of Common Stock (either directly or through delivery of Preferred Stock) or Preferred Stock of the Company equal to the number of shares that the Investors would have been entitled to sell had such Prohibited Transfer been effected in accordance with Section 3 hereof, on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Selling Shareholder shall be equal to the price per share paid to the Selling Shareholder by the third-party purchaser or purchasers of the Selling Shareholder’s Securities.

(ii) The Investors shall deliver to the Selling Shareholder, within ninety (90) days after they have received notice from the Selling Shareholder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Selling Shareholder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of the Investors, and shall reimburse the Investors for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

(c) First Refusal Prohibited Transfer. If any Selling Shareholder becomes obligated to sell any Target Shares to the Company or Investors (or fails to follow the procedures and terms of Section 2 hereof) under this Agreement and fails to deliver such Target Shares in accordance with the terms of this Agreement, the Company and/or Investors may, at its option, in addition to all other remedies it may have, send to such Selling Shareholder the purchase price for such Target Shares as is herein specified and transfer to the name of the Company or such Investors (or request that the Company effect such transfer in the name of it) on the Company’s books the certificate or certificates representing the Target Shares to be sold.

9

6. Legend Requirements.

(a) Legend. Each certificate representing the Securities owned by a Shareholder shall be endorsed with the following legend:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, BY AND AMONG THE COMPANY, CERTAIN HOLDERS OF THE COMMON STOCK OF THE COMPANY AND THE HOLDERS OF THE PREFERRED STOCK OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON THE TRANSFEREES OF SUCH SHARES.”

(b) Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Shareholder agrees that the Company may issue appropriate “stop transfer” instructions.

(c) Transfers. No Securities shall be transferred unless such transfer is made in compliance with applicable federal and state securities laws. The Company shall not be required (i) to transfer on its books any Securities that have been transferred in violation of any provision of this Agreement or (ii) to treat as the owner of such Securities or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Securities have been so transferred. Any proposed transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

(d) Removal. The legend in Section 6(a) above shall be removed upon termination of this Agreement in accordance with the provisions of Section 7(a).

7. Miscellaneous.

(a) Termination. This Agreement shall terminate at such time as the Investors (together with their affiliates) shall no longer be the owner of any Securities. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate at the earliest to occur of: (i) immediately prior to the closing of a “Qualified Public Offering” (as that term is defined in the Purchase Agreement); (ii) upon (A) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any stock purchase transaction, merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding (x) any transaction effected for the purpose of changing the Company’s jurisdiction of incorporation and (y) the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions), unless securities representing more than fifty percent (50%) of the total combined

10

voting power of the voting securities of the surviving or acquiring entity or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Company’s shareholders of record as constituted immediately prior to such transaction or series of related transactions and (B) a sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions; or (iii) with the written consent of Shareholders holding at least a majority of the then-outstanding shares of (A) Series A Preferred Stock, acting together as a single class, (B) Series B-l Preferred Stock, acting together as a single class, (C) Series C Preferred Stock, acting together as a single class, and (D) Series D Preferred Stock, acting together as a single class.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) and sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for such party set forth here or, in the case of the Shareholders, as set forth on Schedules I and II hereof (or at such other address for a party as such party may designate pursuant to this Section 7(b)):

(i) If to the Company:

Whiteglove House Call Health, Inc.

5300 Bee Cave Road

Building I, Suite 100

Austin, Texas 78746

Fax: 512-266-7330

Attn: Chief Executive Officer

Email: bfabbio@housecallhealth.com

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP

111 Congress Avenue, Suite 1700

Austin, Texas 78701

Fax (512) 320-9292

Attn: Carmelo M. Gordian

(ii) If to an Investor, at the address for such Investor set forth on Schedule I hereto.

(iii) If to the Common Shareholders at the address for such Common Shareholder set forth on Schedule II hereto, with a copy to the Company as provided above.

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

11

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 7(b) if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

(c) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(d) Amendment. This Agreement may be altered, amended, waived or modified at any time only upon approval of such alteration, amendment, waiver or modification (each, an “Amendment”) by the written consent of (i) the Company, and (ii) Shareholders holding at least a majority of the then-outstanding shares of (A) Series A Preferred Stock, acting together as a single class, (B) Series B-l Preferred Stock, acting together as a single class, (C) Series C Preferred Stock, acting together as a single class, and (D) Series D Preferred Stock, acting together as a single class. The Company shall promptly notify the holders of each class of the Company’s voting stock that an Amendment has been approved in accordance with the terms of this subsection. Any Amendment effected in accordance with this Section 7(d) shall be binding upon each Investor, each Common Shareholder and the Company. Notwithstanding anything to the contrary in this Section 7(d), in the event of a subsequent closing with an investor as provided for in the Purchase Agreement, such investor shall become a party to this Agreement as an “Investor” upon the Company’s receipt from such investor of an executed counterpart signature page to this Agreement, and such addition of an Investor, in such capacity, shall not be deemed to constitute an amendment hereof. Notwithstanding anything to the contrary in this Section 6(d), additional holders of Common Stock may be added as parties to this Agreement as a “Common Shareholder” upon receipt from such holder of an executed counterpart signature page to this Agreement, substantially in the form attached hereto as Exhibit B, and such addition of a Common Shareholder, in such capacity, shall not be deemed to constitute an amendment hereof.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles thereof.

(f) Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12

(g) Further Assurances. Each party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

(h) Successors and Assigns. In addition to any restriction on transfer that may be imposed by any other agreement by which any party hereto may be bound, this Agreement shall be binding upon the Shareholders and their respective permitted transferees, heirs, executors, administrators, successors and assigns (including transferees of any shares of Securities); provided, however, that the Company shall not effect any transfer of Securities subject to this Agreement on its books or issue a new certificate for such Securities unless the transferee of such Securities shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(i) Aggregation of Securities. For the purpose of exercising any rights or taking any action under this Agreement, all shares of the Company’s Securities held or acquired by a Shareholder or its affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, any Securities held by a Shareholder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or shareholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or shareholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or shareholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or shareholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or shareholder or (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or (ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons. Notwithstanding the foregoing, in the event that the holders of a particular series of Preferred Stock are entitled to exercise a right hereunder, the holders of that particular series of Preferred Stock who are a party to this Agreement shall not be permitted to aggregate any other shares of Stock other than shares of that particular series of Preferred Stock for the purposes of determining the availability of such right under this Agreement.

(j) Entire Agreement. This Agreement, including the schedules attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Each party hereto acknowledges and agrees that this Agreement amends and supersedes in their entirety all preceding agreements regarding the subject matter hereof.

13

(k) Conflict with Other Rights of First Refusal. For so long as this Agreement remains in existence, the right of first refusal provisions contained in this Agreement shall supersede the right of first refusal provisions contained in any such Stock Restriction Agreement, Restricted Stock Purchase Agreement, Stock Issuance Agreement or other similar agreement (“Purchase Agreements”) between the Company and a Common Shareholder; provided, however, that the other provisions of such Purchase Agreements shall remain in full force and effect; and provided further, however, that the provisions of such Purchase Agreements with respect to the right of the Company to repurchase unvested shares held by such Common Shareholder shall first be complied with before any such shares become subject to this Agreement. If, however, this Agreement shall terminate, the right of first refusal provisions contained in such Purchase Agreements shall have force and effect as set forth in such agreements.

(1) Joint Product. This Agreement is the joint product of the Company and the other parties hereto and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the Company and the other parties hereto and shall not be construed against any party hereto.

(m) Consent to Electronic Notice. Each Shareholder generally consents to the delivery of any shareholder notice pursuant to the Texas Business Organizations Code (the “TBOC”), as amended or superseded from time to time, by electronic transmission at the electronic mail address or the facsimile number set forth below such Shareholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given via electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. The Shareholders agree to promptly notify the Company of any change in such Shareholders electronic mail address, but failure to do so shall not affect the foregoing.

(n) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

(o) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Shareholder for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the Company and each of the Shareholders waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

14

(p) Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(q) Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

(r) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

(s) Sale, Sell, Transfer, etc. The words “sale,” “sell,” “transfer,” and the like shall include any disposition by way of transfer with or without consideration, to any persons for any purpose and include, without limitation, public or private offerings, exchanges, mergers, consolidations, reorganizations, redemptions, or any other transaction affecting the stock of the Company held by the Common Shareholders and Investors.

(t) Ownership. Each Common Shareholder and each Investor represents and warrants that, as of the date hereof, such Common Shareholder or Investor is the sole and legal owner, beneficially and of record, of the shares of stock subject to this Agreement and that no other person has any right, title or interest (other than a community property interest) in such shares.

(u) Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the shares of Common Stock or Preferred Stock held by the Common Shareholders or Investors shall become subject to the terms of this Agreement.

(v) Buy-Sell Agreement. Reference is made to that certain Buy-Sell Agreement, as amended from time to time, by and between Robert Fabbio and William Rice; the parties acknowledge and agree that, to the extent there is a conflict, the terms and conditions of such Buy-Sell Agreement shall control and supersede the terms and conditions of this Agreement.

15

[Signature pages follow]

16

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

COMPANY:

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:	/s/ Robert A. Fabbio
Robert A. Fabbio
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

IRA FBO Robert A. Fabbio Pershing LLC as Custodian Account Number: 5U9-986364

By:	/s/ Robert A. Fabbio
Robert A. Fabbio

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

TRAFLT, LLC

By:	/s/ Robert A. Fabbio
Manager

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

/s/ William Rice
William Rice

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

HQ INVESTORS 3, LLC

By:	/s/ Lawrence Garatoni
Lawrence Garatoni, Authorized Member

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

WR HAMBRECHT VENTURES II, L.P.

By:	/s/ Alan Katz
Name:	Alan Katz
Title:	Manager

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

HIDDEN LION PARTNERS I, LLC

By:	Hidden Lion Partners Management Company, LLC, its Managing Director

By:	/s/ Mark Sherman
Mark Sherman, Managing Director

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

INVESTORS:

ENHANCED EQUITY FUND II, L.P.

By:	EEF Partners II LLC, its General Partner

By:	/s/ Malcolm T. Kostuchenko
Malcolm T. Kostuchenko, Managing Partner

EEF II CO-INVEST LLC

By:	/s/ Andrew M. Paul
Andrew M. Paul, Sole Member

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

COMMON SHAREHOLDERS:

/s/ Robert A. Fabbio
Robert A. Fabbio

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

COMMON SHAREHOLDERS:

/s/ William Rice
William Rice

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first set forth above.

COMMON SHAREHOLDERS:

/s/ Jimmy Treybig
Jimmy Treybig

WHITEGLOVE HOUSE CALL HEALTH, INC.

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

SCHEDULE I

Schedule of Investors

INVESTOR	SERIES A PREFERRED STOCK HELD	SERIES A-1 PREFERRED STOCK HELD	SERIES B-1 PREFERRED STOCK HELD	SERIES C PREFERRED STOCK HELD	SERIES D PREFERRED STOCK HELD
IRA FBO “Robert A. Fabbio” c/o Pershing, LLC One Pershing Plaza Jersey City, NJ 07399		68,302	113,837

TRAFLT, LLC 215 Bella Riva Austin, Texas 78734 Fax: 512-266-7330	2,216,667	32,448

Monica Fabbio 215 Bella Riva Austin, Texas 78734 Fax: 512-266-7330		40,000

Wilson G. Allen 403 Buckeye Trail Austin, Texas 78746 wilson@westlakellc.com		50,000

Rudge Allen Investment Company 403 Buckeye Trail Austin. Texas 78746 wilson@westlakellc.com		25,000

Eric Rothfus 4 Coleridge Lane Austin, Texas 78746 eric.rothfus@guggenheimpartners.com		50,000

Ed Ateyeh 4410 Michaels Cove Austin, Texas 78746 taylor@colltech.com		50,000	22,767

Laura J. Kilcrease 7504 Clove Cove Austin, Texas 78750 Fax: 512-346-0082 laura@tritonventures.com		25,000	11,383

Famiglia Ciola, LLC 803 Hurst Creek Road Austin, Texas 78734 dciola@asglp.com		50,000		14,632

Paul Twitchell 2011 Crosby Road Wayzata, Minnesota 55391 ptwitchell@whiteboxadvisors.com		50,000	45,535

Meredith Family Revocable Trust 248 Addie Roy Road, Suite C-200 Austin TX 78742 Fax: 512-732-0225		266,600	190,000	61,282

Schedule I

INVESTOR	SERIES A PREFERRED STOCK HELD	SERIES A-1 PREFERRED STOCK HELD	SERIES B-1 PREFERRED STOCK HELD	SERIES C PREFERRED STOCK HELD	SERIES D PREFERRED STOCK HELD
JMM PTLP Ltd. c/o Randy McFadden Telephone Management 609 Castle Ridge Road, Suite 215 Austin, Texas 78746 512-327-4454 (fax) 512-327-5561 rmcfadden@telephonemanagement.com		125,000

Nicholas J. Nascone 217 Bella Riva Austin, Texas 78734 512-413-3657 nick@nascone.com		25,000	11,384

Jeffrey S. Muir Fulcrum Ventures 1040 Crown Pointe Parkway, Suite 330 Atlanta, Georgia 30338 770-551-6300 (fax) 770-551-6330		12,500

William Rice 3601 Travis County Circle Austin, Texas 78735 brice@housecallhealth.com	1,108,333	1,350

Michael Hancock 3701 Whitt Loop Austin, Texas 78749 512-422-3093 mhancock@housecallhealth.com		2,652		776

HQ Investors 3, LLC Anthony Wright 1150 Lakeway Drive, Suite 207 Austin, TX 78734 tony.wright@hqinvestments.com			684,655	199,166

W. W. McAllister III 4940 Broadway #305 San Antonio, TX 78209 bomcallister@sbcglobal.net			68,302

Three Lee Investments Limited 970 Isom Road San Antonio, TX 78209 Fax: 866-511-1249 slee@qlee.net			136,604

Andrews Kurth LLP 111 Congress Ave., Suite 1700 Austin, Texas 78701 Attn: Carmelo M. Gordian Fax: 512-320-9292			6,830

St. James’s Park Ventures, LP 3801 N. Capital of Texas Highway Suite E-240, #62 Austin, TX 78746 steve@sjpholding.com			45,535	61,282

Schedule I

INVESTOR	SERIES A PREFERRED STOCK HELD	SERIES A-1 PREFERRED STOCK HELD	SERIES B-1 PREFERRED STOCK HELD	SERIES C PREFERRED STOCK HELD	SERIES D PREFERRED STOCK HELD
Will McAlister 4940 Broadway #305 San Antonio, TX 78209 Fax: 210-824-7028			22,767

WR Hambrecht Ventures II, L.P. Margo Ranucci WR Hambrecht + Co Private Equity Administrator/Compliance Administrator Pier l, Bay 3 San Francisco, CA 94111 Tel. (415) 551-8649 Fax: (415) 551-8625 mranucci@wrhambrecht.com			387,049

Spersibs, LP 5300 Bee Cave Road Bldg 1-220 Austin, TX 78746 Phil@psper.com			20,400	13,727

Accent Texas Fund II, L.P. 5300 Bee Caves Road Building 1, Suite 240 Austin, TX 78746 Attention: Mansoor Ghori Fax: 5120306-9967 mansoororg@accentcap.com				76,603

Hidden Lion Partners I, LLC Attn: Mark Sherman 2506 Union Street San Francisco , CA 94123 Tel. (415) 734-1977 Fax: (415) 996-3355 mark@hiddenlion.com				1.532,050

Enhanced Equity Fund II, L.P. Attn: Malcolm T. Kostuchenko 601 Lexington Avenue, 55th Floor New York, NY 10022 Fax: 212-207-3386					2,182,858

EEF II Co-Invest LLC Attn: Malcolm T. Kostuchenko 601 Lexington Avenue, 55th Floor New York, NY 10022 Fax: 212-207-3386					133,619

Enhanced Capital Texas Fund II, LLC Attn: Paul Kasper 601 Lexington Avenue, 55th Floor New York, NY 10022 Fax: 212-207-3386				153,205

Schedule I

INVESTOR	SERIES A PREFERRED STOCK HELD	SERIES A-1 PREFERRED STOCK HELD	SERIES B-1 PREFERRED STOCK HELD	SERIES C PREFERRED STOCK HELD	SERIES D PREFERRED STOCK HELD
Andrew M. Paul 283 Pondfieid Road Bronxville, NY 10708 Fax: 212-207-3386 apaul@enhancedcap.com				153,205

Jonathon Kaiden 515 W. 52nd Street Apartment PHIF New York, NY 10019 Fax: 212-207-3386 jkaiden@enhancedcap.com				7,660

Barry Osherow 32 South Bedford Rd. Pound Ridge, NY 10576 bosherow@yahoo.com				3,064

Paul S. Kasper 161 Hudson Street Apt #2C New York, NY 10013				7,660

Michael Korengold 10 Dellwood Circle Bronxville, NY 10708 Fax: 212-207-3386 mkorengold@enhancedcap .com				4,596

TOTAL	3,325,000	873,852	1,767,048	2,288,908	2,316,477

Schedule I

SCHEDULE II

Schedule of Common Shareholders

Name/Address	Common Shares
Robert A. Fabbio 215 Bella Riva Austin, Texas 78734 Fax: 512-266-7330 Email: bob@fabbio.com	33,814

William Rice 3601 Travis County Circle Austin, Texas 78735 brice@housecallhealth.com	16,186

Danny Bone 130 Walnut Tree Loop Georgetown TX 78633	12,000

Sebastian Brocher 7313 Rimcrest Cove Austin TX 78735	43,496

George Catlin 5304 Wishek Cove Austin TX 78730	6,000

Richard Willis 2701 Regents Park Austin TX 78746	30,500

Kylie Jordan Bruehler Irrevocable Trust	5,000

Majin Castillo 1300 Annie Lane Libertyville, IL 60048	7,500

Donnie Hromadka 3104 Fort Worth Trail Austin TX 78748	10,000

Jimmy Treybig 10915 Bee Caves Road Austin TX 78733	39,000

Total	203,496

Schedule II

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of March 2, 2011 (the “Agreement”) by and among Whiteglove House Call Health, Inc., a Texas corporation (the “Company”), the Investors and the Common Shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), which shares are subject to the terms and conditions of the Agreement.

2. Agreement. As partial consideration for such transfer, Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, to the same extent and with the same rights and obligations as the person(s) from which such Stock is received and (ii) hereby agrees to become a party to the Agreement with the same force and effect as if Transferee were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

EXECUTED AND DATED this          day of                     ,         .

TRANSFEREE:

Title:
Address:
Fax:

Spouse: (if applicable):

Name:

Acknowledged and accepted on                     ,         .

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:
Robert A. Fabbio
Chief Executive Officer

Exhibit A

EXHIBIT B

SIGNATURE PAGE TO WHITEGLOVE HOUSE CALL HEALTH, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE

AGREEMENT

The undersigned hereby executes, delivers and agrees to become a party as a Common Shareholder under the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 2, 2011 (the “Agreement”). Schedule II to the Agreement is hereby amended to add the Common Shareholder as set forth below.

EXECUTED AND DATED this          day of                     ,         .

[signature block for entities]
(Print Name of Entity)

By:
Name:
Title:

[signature block for individuals]
(Signature)

(Print Name of Individual)

Address:

Fax:

Acknowledged and accepted on                     ,

WHITEGLOVE HOUSE CALL HEALTH, INC,

By:
Name:	Robert A. Fabbio
Title:	Chief Executive Officer

Exhibit B